Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
    U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio(AXA-VIP)
BlackRock Allocation Target Shares: Series C
Portfolio(BATSC)
BlackRock Balanced Capital Portfolio (FI)( BCS_F)
BlackRock Core Bond Portfolio(BR-CORE )
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio(BR-INC-PFI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)( BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series)( BVA-TR) iShares 1-3 Year Credit Bond ETF(ISHCRED1-3) iShares Intermediate Government/Credit Bond ETF(ISHIGOVCR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio(MET-BI)
Master Total Return Portfolio of Master Bond LLC(MF-BOND)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
11-18-2014

Security Type:
BND/CORP

Issuer
CITIGROUP INC (2017)

Selling Underwriter
CITIGROUP GLOBAL MARKETS INC.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc.,ABN AMRO
Securities (USA) LLC,Danske Markets
Inc.,Deutsche Bank Securities Inc.,HSBC
Securities (USA) Inc.,RBS Securities
Inc.,Santander Investment Securities
Inc.,UBS Securities LLC,Wells Fargo
Securities,
LLC,Apto Partners,LLC,Banca IMI
S.p.A.*,BB&T Capital Markets,
a division of BB&T Securities,LLC,Blaylock
Beal Van,LLC,
BMO Capital Markets Corp.,Cabrera Capital
Markets,LLC,Capital One
Securities,Inc.,CastleOak
Securities,L.P.,CAVU Securities,LLC,CIBC
World Markets Corp.,
C.L. King & Associates,Inc.,Credit
Agricole Securities (USA) Inc.,
Credit Suisse Securities (USA) LLC,Great
Pacific Securities,
Loop Capital Markets LLC,Multi-Bank
Securities,Inc.,PNC Capital Markets
LLC,RBC Capital Markets,LLC,SMBC Nikko
Securities America,Inc.,SunTrust Robinson
Humphrey,Inc.,U.S. Bancorp
Investments,Inc.

Transaction Details
Date of Purchase
11-18-2014

Purchase Price/Share
(per share / % of par)
$98.98
Total Commission,
Spread or Profit
0.250%

1.    Aggregate Principal Amount Purchased
(a+b)
$124,395,000

a.    US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$21,901,000

b.    Other BlackRock Clients
$102,494,000

2.    Aggregate Principal Amount of
Offering
$1,600,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0777

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[X]    U.S. Registered Public Offering   [Issuer must have
3 years of continuous operations][
[ ]    Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ]    Eligible Municipal Securities
[ ]    Eligible Foreign Offering   [Issuer must have 3
years of continuous operations]
[ ]    Government Securities Offering   [Issuer must have 3
years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]    The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]    If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Abhishek Anchal
Date:
11-18-2014

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
11-18-2014

Global Syndicate Team Member